UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): December 30, 2016

Griffin-American Healthcare REIT IV, Inc.
(Exact name of registrant as specified in its charter)

Maryland	333-205960 (1933 Act)	47-2887436
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

18191 Von Karman Avenue, Suite 300 Irvine, California		92612
(Address of principal executive offices)		(Zip Code)
Registrant’s telephone number, including area code: (949) 270-9200
Not Applicable
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.
On December 30, 2016, Jeffrey T. Hanson, our Chairman and Chief Executive Officer and a founding principal of American Healthcare Investors, LLC, or American Healthcare Investors, one of our co-sponsors, Danny Prosky, our President and Chief Operating Officer and a founding principal of American Healthcare Investors, and Mathieu B. Streiff, our Executive Vice President and General Counsel and the third founding principal of American Healthcare Investors, each executed executive stock purchase plans, or the Executive Stock Purchase Plans.

Pursuant to the Executive Stock Purchase Plans, Messrs. Hanson, Prosky and Streiff have irrevocably agreed to invest 100% of their net after-tax base salary and cash bonus compensation earned on or after January 1, 2017 as employees of American Healthcare Investors directly into shares of our Class I common stock. These purchases shall commence beginning with the first regularly scheduled payroll payment on January 23, 2017. The Executive Stock Purchase Plans terminate on December 31, 2017 or earlier upon the occurrence of certain events, such as any earlier termination of our public offering of securities, unless otherwise renewed or extended.

In addition, on December 30, 2016, three Executive Vice Presidents of American Healthcare Investors, including Stefan K.L. Oh, who also serves as our Executive Vice President of Acquisitions, also entered into stock purchase plans, or the Stock Purchase Plans, whereby each individual irrevocably agreed to invest a portion of their net after-tax base salary or a portion of their net after-tax base salary and cash bonus compensation, ranging from 5% to 15%, earned on or after January 1, 2017 as employees of American Healthcare Investors directly into shares of our Class I common stock. These purchases shall commence beginning with the first regularly scheduled payroll payment on January 23, 2017. The Stock Purchase Plans terminate on December 31, 2017 or earlier upon the occurrence of certain events, such as any earlier termination of our public offering of securities, unless otherwise renewed or extended.

The shares of Class I common stock will be purchased pursuant to the Executive Stock Purchase Plans and Stock Purchase Plans at a price of $9.21 per share, reflecting the purchase price of shares of Class I common stock offered to the public reduced by the dealer manager fees funded by us. No selling commission, dealer manager fees (including the portion of such dealer manager fees funded by our advisor, Griffin-American Healthcare REIT IV Advisor, LLC) or stockholder servicing fees will be paid with respect to such sales of our Class I common stock.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Griffin-American Healthcare REIT IV, Inc.
January 4, 2017
By:/s/ Jeffrey T. Hanson
Name: Jeffrey T. Hanson
Title: Chief Executive Officer